SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)    June 24, 1996


                 DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.
            (Exact name of registrant as specified in its charter)


          Delaware                      0-13260                13-3174553
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)


  Two World Trade Center, New York, New York                    10048
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (212) 392-1054



         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     In May 1996, 1718 Connecticut Ltd. (in which the Partnership owns a 99.9% General Partnership interest) entered into an agreement with Vasilios Papadopoulos, an unaffiliated party, to sell the land and building which comprise the 1718 Connecticut Avenue property for a negotiated sale price of $5,438,000.

     The closing of the sale took place on June 24, 1996. The purchase price was paid in cash at closing.

Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     (1)   Pro Forma Balance Sheet as of October 31, 1995.

     (2) Pro Forma Statements of Operations for the year ended October 31, 1995 and the six months ended April 30, 1996.

(c)  Exhibits

     (1) Purchase Agreement, dated May 31, 1996, with respect to the sale of the 1718 Connecticut Avenue property.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.

                    By: Dean Witter Realty Income Properties I Inc. Managing General Partner


                    By:  /s/E. Davisson Hardman, Jr.
                         E. Davisson Hardman, Jr.
                         President




Date:  July 9, 1996

                  Dean Witter Realty Income Partnership I, L.P.
                     Pro Forma Consolidated Balance Sheet
                             As of April 30, 1996


The following unaudited pro forma balance sheet has been presented as if the 1718 Connecticut Avenue property was sold as of April 30, 1996. The pro forma adjustments reflect a) the cash proceeds from the sale; b) the elimination of the net carrying value of the property from real estate held for sale and the elimination of other assets and liabilities relating to the property sold; c) and repayment of the Loan from affiliate.

                                                Pro Forma
                                Historical     Adjustments       Pro Forma

ASSETS
Real estate
  Land                        $ 10,367,200           -        $ 10,367,200
  Building and building
    improvements                42,495,649           -          42,495,649
                                52,862,849           -          52,862,849
  Accumulated depreciation      21,860,876           -          21,860,876
                                31,001,973           -          31,001,973

  Real estate held for sale      4,319,478     (4,319,478)           -

  Investment in joint venture    8,390,596           -           8,390,596

  Cash and cash equivalents      3,999,218      1,018,665        5,017,883

  Other assets                   1,803,583       (139,302)       1,664,281
                              $ 49,514,848   $ (3,440,115)    $ 46,074,733

LIABILITIES AND PARTNERS' CAPTIAL

  Accounts payable and other
    liabilities               $    752,488   $    (68,980)    $    683,508

  Loan from affiliate            4,032,527     (4,032,527)            -

  Deferred distributions         2,467,674           -           2,467,674
                                 7,252,689     (4,101,507)       3,151,182

    Total partner's captial     42,262,159        661,392       42,923,551

                              $ 49,514,848   $ (3,440,115)    $ 46,074,733



/TABLE

                 Dean Witter Realty Income Partnership I, L.P.
                  Pro Forma Consolidated Statement of Income
                      For the year ended October 31, 1995


The following unaudited pro forma consolidated statement of operations has been presented as if the 1718 Connecticut Avenue property was sold as of November 1, 1994. The pro forma adjustments reflect the elimination of rental and other revenues, property operating expenses and depreciation expense relating to the property sold. The pro forma adjustments do not reflect the Partnership's non recurring gain on the sale of the property.

                                           Pro Forma
                           Historical     Adjustments       Pro Forma
Revenues:

  Rental                 $  7,110,106    $  (975,970)    $  6,134,136
  Equity in earnings of
   joint venture              474,263           -             474,263
  Interest and other          416,197         (9,398)         406,799
                            8,000,566       (985,368)       7,015,198
Expenses:

  Property operating        2,963,316       (288,375)       2,674,941
  Interest                    342,221           -             342,221
  Depreciation              2,534,549       (291,220)       2,243,329
  Amortization                219,225           -             219,225
  General and administrative  406,118           -             406,118
                            6,465,429       (579,595)       5,885,834

Net income               $  1,535,137    $  (405,773)    $  1,129,364

Net income per
  Unit of Limited
  Partnership interest   $      14.89    $     (3.93)    $      10.96

/TABLE

                    Dean Witter Realty Income Partnership I, L.P.
                  Pro Forma Consolidated Statement of Operations
                        Six months ended April 30, 1996


The following unaudited pro forma consolidated statement of operations has been presented as if the 1718 Connecticut Avenue property was sold as of November 1, 1995. The pro forma adjustments reflect the elimination of rental and other revenues, property operating expenses and depreciation expense relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.


                                           Pro Forma
                           Historical     Adjustments       Pro Forma
                         (c>
Revenues:

  Rental                $  3,639,941     $  (500,179)   $  3,139,762
  Equity in earnings of
   joint venture             305,105            -            305,105
  Interest and other         108,761          (1,709)        107,052
                           4,053,807        (501,888)      3,551,919
Expenses:

  Property operating       1,573,993        (174,631)      1,399,362
  Interest                   171,856           -             171,856
  Depreciation             1,008,090        (153,943)        854,147
  Amortization                84,406            -             84,406
  General and administrative  189,533           -            189,533
  Losses on impairment of
    real estate            8,510,000      (1,742,000)      6,768,000
                          11,537,878      (2,070,574)      9,467,304


Net loss               $  (7,484,071)    $ 1,568,686    $ (5,915,385)

Net loss per
  Unit of Limited
  Partnership interest  $     (72.60)    $     15.22    $     (57.38)

/TABLE

Exhibit Index for Dean Witter Realty Income Partnership I, L.P.

Exhibit                 Description                        Sequential
 No                                                          Page No.


(2)               Purchase Agreement dated May 31,
                  1996 with respect to the sale of
                  the 1718 Connecticut Avenue property.

                        PURCHASE AGREEMENT

      THIS AGREEMENT is made and entered into this 31st day of May, 1996, by and between 1718 CONNECTICUT LTD., a District of Columbia Limited Partnership ("Seller"), and Vasilios Papadopoulos
("Purchaser").

                             RECITALS

      R-1. Seller is the owner of certain real property situated in the District of Columbia and more fully described on Exhibit "A" attached hereto, together with the improvements located thereon, known as 1718 Connecticut Avenue (the "Real Property").

      R-2. Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the Real Property, together with Seller's personalty located thereat or thereon and used by it in connection with the ownership, management and operation of the Real Property (the "Personalty"), including the furniture, furnishings, fixtures, equipment and other tangible assets owned by Seller listed on Exhibit B attached hereto. The Real Property and the Personal Property are hereinafter referred to as the "Property".

      NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    Purchase and Sale of Property.

      On the Closing Date (as defined in Section 7 hereof), and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, the Property. It is specifically understood and agreed that the Property shall not include any trade fixtures, equipment or other personalty belonging to tenants of the Real Property and items of personalty belonging to Seller which are not used in connection with the management, or operation of the Real Property and located thereat or thereon.

      2.    Purchase Price and Terms of Payment.

            (a)  The purchase price of the Property shall be Five
Million Four Hundred Thirty Eight Thousand and no/100 Dollars
($5,438,000.00) (the "Purchase Price").

            (b) The Purchase Price of the Property shall be paid as follows:
                 (1) A deposit of One Hundred Thousand and no/100 Dollars ($100,000.00) has heretofore been paid by Purchaser to Commercial Settlements, Inc., (the "Escrow Agent"), and an additional deposit of One Hundred Thousand and no/100 Dollars ($100,000.00) is being paid upon the execution of this Agreement by a check, subject to collection, or by wire transfer of federal funds to the Escrow Agent, payable to the order of Escrow Agent. The aggregate deposit, in the amount of Two Hundred Thousand and no/100 Dollars ($200,000.00), is hereinafter referred to as the "Deposit". The Deposit shall be held, pursuant to an Escrow Agreement (a copy of which is attached hereto as Exhibit "C") and the terms hereof, by the Escrow Agent in an interest bearing escrow account until the closing of the purchase and sale of the Property. The Deposit, including accrued interest thereon, shall be applied to the cash payment required to be paid to Seller on the Closing Date. If the transaction hereby contemplated is not consummated, the Deposit, including accrued interest thereon, shall be disbursed in accordance with Section 8 or 10, as the case may be.

                 (2) The balance of the Purchase Price (that is, the Purchase price reduced by the amount of the Deposit and accrued interest thereon) shall be paid to Seller on the Closing Date, by wire transfer of federal funds as Seller may direct in writing.

      3.    Purchaser Financing.

      (a) Purchaser shall have thirty (30) days from the date hereof to obtain a firm, written commitment from the Riggs National Bank of Washington, D.C., to provide funding for a portion of the Purchase Price not to exceed Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00), providing an amortization schedule of no less than 25 years and upon such other terms as are commercially and readily available from such Bank (including an initial term no longer than five (5) years from the date of Closing), to be secured by a first deed of trust upon the Property. Purchaser shall promptly provide Seller with written evidence that:
(i) it has initiated the financing commitment within five (5) days hereof; and (ii) it is diligently pursuing the financing commitment. Seller shall also provide Seller with a copy of the commitment once obtained. Purchaser shall pay all costs and expenses incurred by Purchaser in connection with, or related to, obtaining the aforesaid loan, and Seller shall not be liable for any such costs or expenses.

      (b) In the event that Purchaser is unable to obtain a commitment as above-described within the thirty (30) day period, this Agreement shall be rendered null and void ab initio, except that Purchaser shall receive a prompt refund of his deposit plus accrued interest. Unless Purchaser notifies Seller on or before expiration of said thirty (30) day period that Purchaser has been unable to obtain said commitment, then, upon expiration of said thirty (30) period, this Agreement and Purchaser's obligations hereunder shall no longer be conditioned upon obtaining said commitment, or otherwise having sufficient funds to pay the Purchase Price at Closing.
      4.    Representations and Warranties of Seller (and
            Limitations Thereon).

            (a) Seller represents and warrants to Purchaser, which warranties and representations shall be true and correct as of the date hereof and at the Closing, as follows:

                 (1) Seller is a limited partnership formed under the laws of the District of Columbia. It has full authority to enter into this Agreement; and this Agreement is legally binding on, and enforceable against, Seller in accordance with its terms.
Seller does not need the consent of any other party to enter into this Agreement and/or to consummate the transactions required of it hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not violate any agreement or understanding to which Seller is bound, including without limitation, its articles or other documents of formation or any document or agreement effectuating its operations or governance.

                 (2) Seller is the owner of the fee simple title to the Property. Seller's title to the Property is marketable and good of record and in fact, subject only to the matters set forth on Exhibit "D" attached hereto (the "Permitted Exceptions").

                 (3)  The service contracts described on Exhibit
"E" attached hereto (the "Service Contracts") are the only such contracts affecting the Property as of the date hereof, and true correct and complete copies of the Service Contracts have been provided to Purchaser on or before the date of execution and delivery of this Agreement. Except for periodic payments currently due which are to be adjusted at Closing, Seller is not in default in the performance of any obligation, act or duty to be performed or observed by it in accordance with the terms of any Service Contract, and there is no fact, event or condition that with the passage of time or giving of notice or both would constitute a default by Seller.

      The representations in this Section 4(a) shall survive Closing for a period of six (6) months, and then shall expire; provided, however, that the foregoing shall not affect the warranties contained in the deed of conveyance, or Seller's liability pursuant to Section 4(c)(3) for fraudulent misrepresentations, both of which shall survive Closing.

            (b) Seller represents and warrants to Purchaser that, as of the date hereof, to the actual knowledge of Seller:

                 (1) With the exception of any defects identified or noted on those reports concerning the condition of the Property, listed on Exhibit F attached hereto, there are no material defects in the Property not previously disclosed to Purchaser (whether by Seller or through Purchaser's own investigation or otherwise) nor apparent based on visual inspection. The foregoing representation is subject to, and limited by, all matters set forth in Subsection 4(d)(1) below.

                 (2) Seller has received no outstanding notice or order of any governmental authority having jurisdiction over the Property not fully and duly complied with affecting the condition, use, ownership, or operation of any part of the Property, or requiring, as of the date hereof or in the future, any repairs, renovations, alterations, additions or improvements thereto.

                 (3) There are no condemnation or eminent domain proceedings pending or contemplated against the Property or any part thereof, and Seller has received no written notice of the desire of any public authority or other entity to take or use the Property or any part thereof.

                 (4)  Seller is the sole owner of good and
marketable title to all of the Personal Property listed on Exhibit B, free and clear of all Encumbrances other than those Encumbrances enumerated on Exhibit D attached hereto. All of the tangible Personal Property shall be maintained through the Closing Date in a state of good repair, normal wear and tear and casualty excepted.

                 (5)  As of the date hereof, the Property is
subject to no written leases between Seller and any tenant, except as set forth on the rent roll attached hereto as Exhibit G (the "Leases"). Except as otherwise set forth on Exhibit G, all of said Leases are in full force and effect as of the date hereof. Exhibit G provides the date of each Lease, including all amendments, supplements to or modifications of any lease. No person is, or prior to Closing will be, occupying any portion of the Property for residential purposes. Except as specifically set forth in each Lease, there are no concessions to any tenant and there have been no claims asserted by any tenant for offsets against rent, or any other monetary claim made against Seller as landlord.

      On or before the date hereof, Seller has provided Purchaser with true, correct and complete copies of all the Leases, including all amendments, modifications or changes thereto. Except as otherwise disclosed on Exhibit G, each Lease is in full force and effect in accordance with its terms, and there is no modification, amendment, supplement, change or understanding with reference to any Lease. The Seller is not in default in the performance of any obligation, act or duty to be performed or observed by it in accordance with the terms of any Lease, and there is no fact, event or condition that with the passage of time or giving of notice or both would constitute a default by Seller. Except as otherwise disclosed on Exhibit G, no tenant is in default in the performance of any obligation, act or duty to be performed or observed by it in accordance with the terms of its applicable Lease, and there is no fact, event or condition that with the passage of time or giving of notice or both would constitute a default by a tenant with reference to its particular lease. Except as otherwise disclosed on Exhibit G, no tenant has notified Seller that it intends or desires to terminate or modify any Lease or that it intends or may file any proceedings in bankruptcy or any creditor rights to avoid or delay the payment of its debts.

                 (6) No leasing or other commissions or fees are due in connection with the leasing of the Property other than commissions or fees set forth in Exhibit H attached hereto.

                 (7)  There are no actions, suits, claims,
arbitrations, proceedings, orders, judgments or investigations pending or threatened in writing against or affecting Seller, the Property or the operation thereof, or which questions the validity of this Agreement or any action taken or to be taken in, under or in connection with any of the provisions of this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                 (8)  For the purposes of this Agreement,
"Hazardous Materials" means any of the following: asbestos-containing materials, polychlorinated biphenyls (PCBs), flammable materials, explosives, radioactive materials, petroleum products and any materials, wastes, substances, or chemicals that are deemed hazardous, toxic, a pollutant or a contaminant under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), in the regulations adopted or publications promulgated pursuant thereto, or in any other applicable federal, state or local laws, ordinances, rules or regulations in effect on the Closing Date relating to the protection of public health, safety or the environment.

      Except as set forth on Exhibit I attached hereto, Seller has not used, stored, disposed of or released, and no other party including any tenant, has used, stored, disposed of or released, any Hazardous Materials in, on or about the Property in a manner which would result in any material liability to Purchaser or in derogation of law.

                 (9) In the event that Seller becomes aware of a fact, event or condition which fact, event or condition makes or renders any representation or warranty untrue or incorrect, Seller shall, within two (2) business days after becoming aware of such fact, event or condition, notify Purchaser in writing of such fact, event or condition.

                 (10)  The representations and warranties in
Subsections 4(b)(2)(4)(5)(6)(7) and (8) shall also be true and correct at the Closing. Provided, however, that if Seller is unable, in good faith, to make any of such warranties or representations as of the Closing and so notifies Purchaser in writing at or before Closing, then the facts or circumstances giving rise to Seller's inability to make the warranty or representation as of Closing shall be construed as, and considered to be, a Nonquantifiable Title Defect (whether or not such fact or circumstance is, in fact, quantifiable), and shall be addressed pursuant to, and governed by, Section 6(d) of this Agreement.

            (c)  It is expressly understood and agreed that:

                 (1) Purchaser has fully examined the Property, and is familiar and satisfied with the content and condition thereof. Purchaser has also fully reviewed, and is familiar and satisfied with, all leases, title policies, environmental assessments, architectural and engineering plans, service and maintenance contracts, books, records, and financial statements relating to the condition, maintenance, operations, title or finances of the Property. Except as expressly and specifically set forth herein, or in any schedule or exhibit hereto or document referenced in this Agreement and provided to Purchaser, Seller has not made and does not make any warranties or representations as to the condition, management, maintenance, rents, leases, income, expenses, operations, value of the Property, title, adequacy or fitness for use of any equipment, validity of any contracts relating to the Property or compliance of any parties thereto, or any other matter or thing affecting or related to the Property or this transaction that might be pertinent in considering the purchase of the Property or entering into this Agreement; and Purchaser hereby expressly acknowledges that no such representations or warranties have been made.

      Purchaser hereby represents and warrants that all reports made by or on behalf of Purchaser concerning the physical and environmental condition of the Property are listed on Exhibit F attached hereto and that true, accurate and complete copies of all such reports have been delivered to Seller by Purchaser. Purchaser further represents and warrants that it has no actual knowledge of any physical or environmental problems or defects at or in the Property with the exception of any problems or defects listed on Exhibit F.

      Purchaser further acknowledges that it has thoroughly inspected the Property and agrees to take the Property "as is", in such condition as the same may be on the date hereof, provided that, Seller agrees that it shall maintain the Property in substantially the same condition as exists on the date hereof, subject to Section 9 hereof and normal wear and tear excepted. Seller shall have no obligation to perform any maintenance or repair in the premises of any tenant of the Property, unless (i) such maintenance or repair is an obligation of Seller as landlord under the leases for such premises, and (ii) the tenant (of any such premises) has given Seller written notice prior to the Closing Date that such maintenance or repair is needed, or as provided hereinbefore or pursuant to Section 7 hereinbelow. Seller also agrees to provide Purchaser with monthly operating statements for the Property until the Closing Date.

                 (2) Seller is not liable for or bound in any manner by any expressed or implied warranties, guaranties, promises, statements, representations or information pertaining to the Property, made or furnished by any person, including, but not limited to, any real estate broker, agent, employee, servant, architect, engineer, contractor or subcontractor or any other person representing or purporting to represent Seller, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein. The provisions of this paragraph shall survive the closing of title and delivery of the deed hereunder.

            (3) The acceptance of a deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, subject to the terms of Subsection 4(a), 8(j) and Section 10 hereof. Provided, however, that Seller shall remain liable to Purchaser for damages or liabilities incurred by Purchaser as a result of any material representation set forth in Subsections 4(a) and (b) above, which was known by Seller to have been materially false when made and which was fraudulently made to induce Purchaser to enter into and consummate this Agreement.
Except as otherwise specifically set forth in Subsection 4(a), this Subsection 4(c)(3), Subsection 8(j) and Section 10, no agreement, representation or warranty made herein by Seller shall survive the closing of title and the delivery of the deed hereunder.

      5.    Representations and Warranties of Purchaser.

      Purchaser represents and warrants to Seller as follows:

            (a) Purchaser is a citizen of Greece, and a resident of Greece; and that any entity formed (or being formed) by Purchaser to acquire title to the Premises is, or will be at Closing, in good standing under the laws of the District of Columbia; and that any such entity is (or, when formed, will be) a single asset entity, controlled and owned in the majority by Purchaser. Purchaser has full authority to enter into this Agreement, including, but without limitation, specific approval necessary under applicable law for Purchaser to enter into this Agreement and purchase the Property; and this Agreement is legally binding on, and enforceable against, Purchaser in accordance with its terms.

            (b) Purchaser has sufficient funds available to purchase the Property, including, but not limited to, payment of all costs of closing described in paragraph 8. Within ten (10) business days of execution of this Agreement, Purchaser shall provide Seller with reasonable documentation evidencing the availability and sufficiency of said funds. Seller shall hold all such documentation in strict confidence, and shall not disclose such information without the prior written consent of Purchaser.

      6.    Seller's Duties Prior to Closing.

      Between the date hereof and Closing:

            (a) Seller reserves the right, between the date hereof and the Closing Date, to enter into, amend or terminate leases covering the Premises (or any portion thereof), in the ordinary course of business; provided, however, that Purchaser shall have the right to approve any new lease or lease termination, which approval shall not be unreasonably withheld, conditioned or delayed. Seller further agrees to perform and observe all of its covenants, duties and obligations to be performed and/or observed by it pursuant to the terms of any Lease. In the event Seller receives a notice from a tenant or provides a notice to a tenant, Seller shall provide Purchaser with a copy of said notice within two (2) business days of receipt or providing of the same as the case may be.

            (b) In the event that any tenant under any lease defaults in the performance of any of its duties, covenants or obligations to be performed by it pursuant to the terms of the lease, including without limitation the payment of rent, Seller may take such actions as are commercially reasonable. Provided, however, Seller may not agree to the termination of any lease or to any concessions which would cause any material loss to Purchaser, including without limitation delays in the payment of rent, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. For purposes of this Subparagraph 5(b) the term "material loss" shall be construed to mean any loss exceeding Five Thousand and no/100 Dollars ($5,000.00) on an annualized basis.

            (c) Seller agrees to use its reasonable best efforts to obtain and provide to Purchaser at the Closing Estoppel Certificates from each tenant of the Property, in form substantially as set forth in Exhibit K attached hereto. Provided, however, that no tenant shall be required to provide in any such Estoppel Certificate any information it is not required to provide under terms of its Lease. If any Tenant fails to provide an Estoppel Certificate, Seller shall have the right to substitute, and Purchaser shall accept, a Landlord Estoppel Certificate, executed by Seller and containing substantially equivalent information as the tenant Estoppel Certificate.

            (d) If Purchaser becomes aware of any title defect or encumbrance on the Real Property other than the Permitted Exceptions set forth on Exhibit D ("Title Defect"), then Purchaser shall, within five (5) business days of becoming aware of same, provide Seller with written notice of such Title Defect, together with a copy of any documents evidencing or concerning same.

      If (i) the Title Defect is in the nature of a mechanic's or tax lien or other encumbrance reasonably quantifiable as a sum certain ("Quantifiable Title Defect"), or (ii) the Title Defect is not readily quantifiable as a sum certain ("Nonquantifiable Title Defect"), but the cost of correcting the Nonquantifiable Title Defect is less than or equal to Fifty Thousand and no/100 Dollars ($50,000.00), then Seller shall promptly proceed to correct such Title Defect (or obtain title insurance with respect to same), at its expense and to Purchaser's reasonable satisfaction, and the Closing Date shall be extended for a reasonable period to permit completion of the correction of such Title Defect.

      If the cost of correcting a Nonquantifiable Title Defect exceeds Fifty Thousand and no/100 Dollars ($50,000.00), then Seller shall have no obligation to correct such Nonquantifiable Title Defect, but shall (by written notice to Purchaser within ten (10) business days of its prompt determination of the cost of remedying such Title Defect) elect whether or not it will correct (or obtain title insurance with respect to) such Title Defect (it being agreed that Seller's failure to send such notice of election shall constitute Seller's election not to cure such Title Defect), and if Seller does elect to correct the Title Defect, the Closing Date shall be extended for a reasonable period to permit completion of the correction. If Seller elects to correct (or obtain title insurance with respect to) such Title Defect and such correction would delay the Closing Date by more than sixty (60) days, then Purchaser shall have the option (upon delivery to Seller of its written notice within ten (10) business days of receipt of Seller's notice as to its intention to correct such Title Defect) to proceed to closing with such Title Defect uncorrected, with the Purchase Price to be reduced by Fifty Thousand and no/100 Dollars ($50,000.00). Notwithstanding the foregoing, if Seller elects to correct such Title Defect, and if the time period necessary to complete the correction will, in the reasonable judgment of Purchaser's title insurance company, exceed one (1) year, then Purchaser may terminate this Agreement by written notice to Seller delivered within ten (10) business days of the determination of the cost and time necessary to cure the Title Defect.

      If Seller elects not to correct such Title Defect, then Purchaser may (by delivery of written notice to Seller within ten
(10) business days of receipt of Seller's aforementioned election notice) elect to terminate this Agreement. If Purchaser fails to make such election to terminate, the parties shall proceed to closing with such Title Defect uncorrected, except that the Purchase Price shall be reduced by Fifty Thousand and no/100 Dollars ($50,000.00).

      If either party elects to terminate this Agreement pursuant to this Subsection (d), such termination shall be considered, for purposes of Section 10, as being without fault of either party. Purchaser's failure to provide Seller with the aforementioned ten
(10) business days notice as to a Title Defect, or its election or agreement to proceed to closing with the Title Defect uncorrected, shall constitute a waiver of any rights Purchaser may have against Seller with respect to such Title Defect, either hereunder or otherwise, and this Agreement shall remain in full force and effect notwithstanding such Title Defect.

      If the parties cannot agree, in good faith, as to whether the cost of correction of a Title Defect under this Subsection (d) shall exceed Fifty Thousand and no/100 Dollars ($50,000.00), for purposes only of exercising any rights or options available to either party under this Subsection (d), the cost of correction shall be deemed to be in excess of Fifty Thousand and no/100 Dollars ($50,000.00).

      7.    Conditions Precedent to the Performance of Obligations
            Hereunder.

            (a) The obligations of Seller to sell the Property and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the condition (which may be waived, in writing, in whole or in part, by Seller) that Purchaser shall have materially performed all obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and that all representations and warranties of Purchaser hereunder are materially accurate as of the Closing Date.

            (b) The obligations of Purchaser to purchase the Property and to perform the other covenants and obligations to be performed by it on the Closing Date (or thereafter) shall be subject to the condition (which may be waived, in writing, in whole or in part, by Purchaser):

                 (i) that Seller shall have materially performed all obligations and materially complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

                 (ii) that all representations and warranties of Seller hereunder are accurate as of the date hereof and, subject to Subsection 4(b)(10), as of the Closing Date;

                 (iii) the physical condition of the Property being substantially the same condition that existed as of the date hereof, normal wear and tear excepted;

                 (iv) Purchaser receiving the Estoppel Certificates referred to in Section 6(c) hereof.

      8.    Closing.

            (a) The closing of the purchase and sale of the Property shall be held at the office designated by Purchaser and situated in the Washington, D.C., metropolitan area, or such other place as the parties may mutually agree, during normal business hours. Closing shall occur within forty-five (45) days after execution of this Agreement, or (ii) June 28, 1996, time being of the essence. The date of closing is referred to in this Agreement as the "Closing Date."

            (b)  On the Closing Date, Seller shall:

                   (i)  Execute, acknowledge and deliver to
Purchaser a special warranty deed, in proper form for recording, conveying the Property to Purchaser in fee simple, free and clear of all liens, encumbrances, and other matters adversely affecting title, except the Permitted Exceptions and any other matters that have been waived by Purchaser.

                   (ii) Execute and deliver to Purchaser a bill or bills of sale as to all of the Personalty.
                   (iii)  Assign to Purchaser all of Seller's
right, title and interest in, to and under all leases and parking agreements of any portion of the Property;
                   (iv) Assign to Purchaser all of Seller's right, title and interest in, to and under any Service Contracts relating to the Property, which are either noncancellable by their terms or which Purchaser has agreed to assume in writing; and terminate all other Service Contracts, and provide Purchaser with proof of the same.

                   (v)  Assign and convey to Purchaser all of
Seller's right, title and interest in and to all utility deposits, security deposits, and future rents.

                 (vi)  Deliver all the Estoppel Certificates
referred to in Section 6(c) hereof;

            (c) On the Closing Date, Purchaser shall deliver to Seller the payment required under Section 2, together with all adjustments, reimbursements and other payments due hereunder, by wire transfer of federal funds as Seller shall direct in writing.

            (d) The following items of expense shall be adjusted as of midnight of the day immediately preceding the Closing Date:

                 (1) Real estate and personal property taxes, if any, with respect to the Property.
                 (2) Fuel, water and sewer service charges, and charges for gas, electricity, telephone and all other public utilities. Seller shall be liable for and shall pay all utility bills for services provided before the Closing Date. Purchaser shall be liable for and shall pay all utility bills for services provided on and after the Closing Date.

                 (3)  All costs and expenses of such Service
Contracts being assigned to Purchaser.

      The adjustments described in the foregoing subparagraphs shall be paid on the Closing Date, except that if the amount of any of the adjustments described in such subparagraphs cannot be determined on the Closing Date, a reasonably estimated amount of such adjustment shall be held in escrow by the Escrow Agent pursuant to the Escrow Agreement, and any such adjustment shall be paid as soon as reasonably practical after the Closing Date. In making the adjustments required by this Subsection, Seller shall be given credit for all amounts prepaid as of the Closing Date with respect to any period after the Closing Date, and Seller shall be charged with any unpaid charges for the period prior to the Closing Date.

            (e) The monthly rent payable by tenants under tenant leases and fees payable under parking agreements shall be adjusted as of midnight of the day immediately preceding the Closing Date, and any such rent and parking fees prepaid to Seller (including a pro rata portion of the rent and parking fees paid for the month in which the closing occurs) shall be paid or credited to Purchaser at closing. Rent which is due but uncollected as of the Closing Date shall not be adjusted, but Purchaser shall cause the rent for the period prior to the Closing Date to be remitted to Seller if, as and when collected. On the Closing Date, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent owed by tenants. Purchaser agrees to cause the amount of such rental arrears to be included in the first bills thereafter submitted by Purchaser to such tenants after the Closing Date. Purchaser further agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser.

            (f) At closing, Seller shall deliver to Purchaser a schedule of all security deposits held by Seller on the Closing Date which have been deposited by tenants including, but not limited to, security deposits paid by tenants who owe rent on the Closing Date. Seller shall also deliver to Purchaser any interest which has actually accrued on security deposits as to which the Lease (or applicable law) requires interest to be accrued. All such security deposits and interest so held by Seller shall be transferred and delivered to Purchaser and Purchaser shall give Seller a receipt therefor.

            (g) At closing, Purchaser shall reimburse Seller for all utility deposits relating to the Property which can be transferred to Purchaser.

            (h) Expenses of escrow examination of title, tax certificates, conveyancing, notary fees, recordation and other transfer taxes (except the D.C. Transfer Tax) and fees, and any other closing and recordation expenses, shall be paid by Purchaser. Seller shall pay the D.C. Transfer Tax, due pursuant to D.C. Code, Title 47 (1981 ed.). Each party agrees to pay its own attorney and advisors fees that they incurred with reference to the execution and delivery of this Agreement and/or the consummation of the transactions contemplated herein.

            (i) Seller and Purchaser expressly understand and agree that: (A) all costs and expenses incurred prior to the Closing Date in connection with ownership, management, leasing or maintenance of the Property shall be paid by Seller and Purchaser shall have no liability therefor; and (B) all costs and expenses incurred on or after the Closing Date in connection with ownership, management, leasing or maintenance of the Property shall be paid by Purchaser and Seller shall have no liability therefor.

            (j) Seller agrees to maintain its liability insurance in full force and effect until the Closing Date. Provided, however, that nothing contained in Subsection 8(i) or this Subsection 8(j) shall be construed as an assumption by Purchaser, or indemnification of Seller by Purchaser, regarding actions of Sellers, its agents or employees pertaining to the Property and occurring prior to the Closing Date. The provisions of this Subsection 8(j) shall survive closing of title and delivery of the deed hereunder.

            (k) Delivery of the payments required under this Section, the executed deed of conveyance and all other documents and instruments required to be delivered by either party to the other by the terms of this Agreement shall be deemed to be a good and sufficient tender of performance of the terms hereof.

            (l) Seller and Purchaser each agree to use their best efforts to comply with all conditions to be complied with by them under this Agreement, to take all other action necessary to complete the transactions contemplated by this Agreement, to cause the purchase and sale of the Property to be consummated with all reasonable dispatch and to refrain from any action that is inconsistent with that result.

      9.    Casualty/Condemnation.

            (a) If prior to settlement the Property shall be damaged by fire or other casualty, then (except as hereinafter provided) Seller shall cause such damage to be repaired with all reasonable diligence, at Seller's expense, and closing under this Agreement shall be deferred until the 1st day of the month next following completion of such repairs; provided, however, that if, in the judgment of Seller, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000) (based on estimates of at least two (2) contractors promptly retained by Seller after such casualty), then Seller may elect (by written notice to Purchaser within ten (10) business days of Seller's determination of the cost of repairing such damage) not to make such repairs, in which case Purchaser, at its election (to be exercised by written notice to Seller within ten (10) business days of receipt of Seller's notice not to repair) may terminate this Agreement (which termination shall be considered without fault of either party for purposes of Section
10). If Purchaser does not elect to terminate this Agreement within said ten (10) day period, then Purchaser shall close under this Agreement, taking the damaged building in the damaged condition and an assignment of any insurance proceeds theretofore received as to the casualty and/or not yet paid. In the event Seller is required or elects to perform repairs and such repairs are not substantially completed within one hundred eighty (180) days after the date on which the building is damaged, then Purchaser may, at its option, deliver written notice to Seller of its intention to terminate this Agreement not less than fifteen (15) days prior to the proposed termination date. If Seller is still unable to substantially complete the repairs within such notice period, then Purchaser may terminate this Agreement by written notice to Seller (which termination shall be considered without fault of either party for purposes of Section 9). Furthermore, at any time prior to completion of such repairs, Purchaser may, upon written notice to Seller, proceed to closing, taking the damaged building and an assignment of any insurance proceeds theretofore received and/or not yet paid to Seller. The Closing Date shall be fifteen (15) days after such written notice to Seller. The provisions of Section 4 hereof, including specifically but without limitation, the provisions of Subsection 4(b) shall apply.

            (b) Seller now carries fire and extended coverage insurance policies on the Property; and Seller agrees that between the date hereof and the Closing Date Seller will continue to keep such insurance in force and effect.

            (c) If prior to the Closing Date title of all or any material portion of the Property is taken by eminent domain, either party may, by written notice to the other, terminate this Agreement prior to the Closing Date (which termination shall be considered without fault of either party for purposes of Section 10); otherwise this Agreement shall remain in full force and effect, and, at closing, Seller shall assign, transfer, and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for such taking. Seller shall promptly notify Purchaser if Seller receives notice of commencement of any eminent domain proceedings as to any material portion of the Property.

      10.   Termination/Default.

            (a) If Seller shall fail to materially perform any of the covenants or agreements to be performed by it under this Agreement on or before the Closing Date, which failure excuses Purchaser from performance, Purchaser shall have as its sole and exclusive right and remedy, the right to terminate this Agreement by giving written notice to Seller. If Purchaser exercises its right of termination, then the Deposit together with accrued interest thereon shall be returned to Purchaser, and Purchaser shall be entitled, as its agreed damages, its actual losses incurred in connection with said breach or failure to perform by Seller, which damages (including any and all costs, expenses and fees) shall not exceed, in the aggregate, the sum of One Hundred Thousand and no/100 Dollars ($100,000.00); whereupon this Agreement shall be null and void, and neither party shall have any further liability hereunder. Purchaser shall not have any right to compel Seller, by suit for specific performance, to settle on the transaction hereby contemplated (and Seller shall be entitled to list, market, sell, transfer and convey the property to any other party), unless and until the Purchaser can establish, by final judgment in legal proceedings before a Court of competent jurisdiction and to the degree of certainty applicable in civil fraud claims, that Seller:
(i) solicited, entered into negotiations with, or received a written offer from, another potential purchaser of the Property prior to terminating this Agreement and that said third party subsequently purchased the Property; or (ii) voluntarily created a Quantifiable Title Defect with respect to the Property and thereafter failed to correct same, in breach of Seller's duties under Section 6(d) of this Agreement.

            (b) If Purchaser shall fail to materially perform any of the covenants or agreements to be performed by it under this Agreement on or before the Closing Date, which failure excuses Seller from performance, Seller shall have as its sole and exclusive right and remedy, the right to terminate this Agreement by giving written notice to Purchaser. If Seller exercises its right of termination, then the Deposit together with accrued interest thereon, shall be forfeited to Seller as fixed, agreed, and liquidated damages for Purchaser's breach, whereupon this Agreement shall be null and void, and neither party shall have any further liability hereunder.

            (c) If the transaction hereby contemplated is not consummated without fault of either party, then the Deposit and accrued interest shall be refunded to Purchaser, whereupon this Agreement shall be null and void, and neither party shall have any further liability hereunder.

      11.   Brokers.

      Seller and Purchaser represent and warrant to each other that Julien J. Studley, Inc., and Demetriou Realty, Inc., are the only brokers employed by either of them in connection with this Agreement and the transaction contemplated by this Agreement. Seller has agreed, pursuant to a separate agreement, to pay said brokers a commission with respect to services rendered in connection with this transaction. Except as aforesaid, Seller and Purchaser represent and warrant to each other that they have not authorized any broker or agent to act on its behalf in this transaction or in carrying out the negotiations relating to this Agreement, and Purchaser and Seller agree to indemnify and hold harmless the other from and against any claim for brokerage or other commission relating to this Agreement arising by reason of a breach of the representation and warranty contained herein. The provisions of this paragraph shall survive the closing of title and the delivery of the deed hereunder.

      12.   Confidentiality.

      In addition to the foregoing (and not in derogation thereof), the parties acknowledge and agree that a Confidentiality Agreement dated December 15, 1995, was executed by Purchaser's broker with respect to his transaction (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit "K", and the terms of which are incorporated herein by reference. Purchaser hereby acknowledges and agrees to be fully bound under such Confidentiality Agreement and responsible for all liabilities and obligations thereunder as if Purchaser were the "Purchaser" defined in such Confidentiality Agreement and that the provisions of paragraph 3 of the Confidentiality Agreement shall survive the closing of title and the delivery of the deed hereunder.

      13.   Miscellaneous Provisions.

            (a) This Agreement, which includes the Confidentiality Agreement, contains the entire agreement between the parties relating to the Property; all prior negotiations, understandings and agreements between the parties are merged in this Agreement and there are no promises, understandings, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth; and this Agreement has been entered into by Purchaser after full investigation. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement and other agreements referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The provisions of this paragraph shall survive the closing of title and delivery of the deed hereunder.

            (b) This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective personal representatives, heirs, successors and assigns or other legal representatives of the parties hereto. Neither party may assign its rights hereunder without the prior written consent of the other party; provided, however the Purchaser shall be entitled to acquire title to the Property from Seller in the name of a limited liability company, corporation or similar entity controlled and owned in the majority by Purchaser.

            (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when delivered personally or (ii) when sent by recognized overnight carrier, in either case with a copy by facsimile with confirmation copy, addressed to the parties hereto at the respective addresses and facsimile numbers set out below, or at such other address or facsimile number as they have previously specified by written notice delivered in accordance herewith. Notices hereunder shall be deemed received on the date of actual receipt or refusal of receipt.

      If to Seller, at:
            1718 Connecticut Ltd.
            c/o Dean Witter Realty, Inc.
            Two World Trade Center
            Sixty-fourth Floor
            New York, NY  10048
            Attention: James M. Thomson
            Facsimile No. (212) 392-3123
                 With a copy to:
            Michael R. McAdoo, Esquire
            King & Nordlinger, L.L.P.
            1000 Connecticut Avenue
            Suite 311
            Washington, D.C.  20036
            Facsimile No. (202) 775-0513

      If to Purchaser, at:
            Vasilios Papadopoulos
            c/o Nicholas Papadopoulos
            1230 23rd Street, N.W.
            Apartment 711
            Washington, D.C.  20037
            Facsimile No. 202-223-4898
                 With a copy to:
            David E. Weisman, Esquire
            Mayer, Faller, Weisman and Rosenberg, P.C.
            440 Jenifer Street, N.W.
            Suite 380
            Washington, D.C.  20015
            Facsimile No. (202) 362-9818

            (d) The headings and captions contained in this Agreement are solely for convenience of reference and shall not affect its interpretation.

            (e) This Agreement shall be governed by, and construed in accordance with, the laws of the District of Columbia.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

WITNESS/ATTEST:  SELLER:

                                       1718 CONNECTICUT LTD.

                                       By:  Dean Witter Realty
                                       Income Partnership I, L.P.,
                                       General Partner

                                       By:  Dean Witter Realty
                                       Income Properties I, Inc.,
                                       Managing General Partner




 /s/William J. O'Shaughnessy, Jr.      By:/s/Matthew M. Horgan
 William J. O'Shaughnessy, Jr.            Matthew M. Horgan
 Assistant Secretary                      its Vice President


                                       PURCHASER:



/s/Nicholis B. Papadopoulos            /s/Vasilios Papadopoulos
                                       Vasilios Papadopoulos


List of Exhibits:


Exhibit A    -  Legal Description
Exhibit B    -  Personalty Included in Sale
Exhibit C    -  Copy of Escrow Agreement
Exhibit D    -  Permitted Exceptions
Exhibit E    -  Service Contracts
Exhibit F    -  Purchaser's Property Reports
Exhibit G    -  Rent Roll
Exhibit H    -  Leasing Commissions
Exhibit I    -  Environmental Exceptions
Exhibit J    -  Form of Tenant Estoppel Certificate
Exhibit K    -  Confidentiality Agreement